LAURUS MASTER FUND, LTD.
                       c/o Laurus Capital Management, LLC
                                825 Third Avenue
                            New York, New York 10022

January 26, 2005

Thomas Equipment, Inc.
Thomas Ventures, Inc.
1818 North Farwell Avenue
Milwaukee, Wisconsin 53202
Attention:        David Marks

                  Re:  Amendment No. 1 to Security and Purchase Agreement

Ladies and Gentlemen:

      Reference is made to the Security and Purchase Agreement dated as of November 9, 2004 (as amended, restated, modified and supplemented from time to time, the "Agreement") among Thomas Equipment, Inc. (f/k/a Maxim Mortgage Corporation) ("Thomas Equipment") and Thomas Ventures, Inc. ("Thomas Ventures") (Thomas Equipment and Thomas Ventures, each a "Company" and collectively, "Companies") and Laurus Master Fund., Ltd. ("Laurus"). Capitalized terms used herein that are not defined shall have the meanings given to them in the Agreement.

      Companies have requested that Laurus amend the Agreement and Laurus is willing to do so on the terms and conditions set forth below.

      In consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

      Subject to satisfaction of the conditions precedent set forth below, the following definitions in Annex A to the Agreement are hereby amended in their entirety to provide as follows:

            "Capital Availability Amount" means $20,000,000.

            "Revolving Note" means that certain Amended and Restated Secured Revolving Note made by Company and each Eligible Subsidiary in favor of Laurus in the aggregate principal amount of Twenty Million Dollars ($20,000,000).

            "Total Investment Amount" means $26,000,000.


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

      This letter agreement shall become effective upon satisfaction of the following conditions precedent: Laurus shall have received (i) a management fee for the benefit of Laurus Capital Management, LLC in the amount of $156,000 which fee shall be charged to Companies' account with Laurus, be fully earned as of the date hereof and shall not be subject to reduction, rebate or proration whatsoever, (ii) a copy of this Amendment executed by Companies and consented and agreed to by each Guarantor, (iii) fully executed originals of all documents instruments and agreements set forth on the transaction checklist attached hereto as Exhibit A and (iv) all such other certificates, instruments, documents, agreements and opinions of counsel as may be required by Laurus or its counsel, each of which shall be in form and substance satisfactory to Laurus and its counsel.

      Except as specifically amended herein, the Agreement and the Ancillary Agreements shall remain in full force and effect, and are hereby ratified and confirmed. The execution, delivery and effectiveness of this letter agreement shall not operate as a waiver of any right, power or remedy of Laurus, nor constitute a waiver of any provision of the Agreement or any of the Ancillary Agreements. This letter agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York.


                  [Remainder of Page Intentionally Left Blank]


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

      This letter agreement may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

                                        Very truly yours,

                                        LAURUS MASTER FUND, LTD.


                                        By: /s/ DAVID GRIN
                                           -------------------------------------
                                           Name:  David Grin
                                           Title:  Fund Manager

CONSENTED AND AGREED TO:

THOMAS EQUIPMENT, INC.
(f/k/a Maxim Mortgage Corporation)


By: /s/ DAVID MARKS
   ---------------------------------
   Name: David Marks
   Title: Chairman


THOMAS VENTURES, INC.


By: /s/ DAVID MARKS
   ---------------------------------
   Name: David Marks
   Title: Chairman


THOMAS EQUIPMENT 2004 INC.


By: /s/ DAVID MARKS
   ---------------------------------
   Name: David Marks
   Title: Chairman


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